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                                                                    Exhibit 23.2

                    INDEPENDENT AUDITORS' REPORT AND CONSENT

The Board of Directors
PNY Technologies, Inc.:

The audits referred to in our report dated March 22, 2004, included the related financial statement schedule as of December 31, 2002 and 2003, and for the years then ended, included in the registration statement. This consolidated financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this consolidated financial statement schedule based on our audits. In our opinion, such consolidated financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the prospectus.

                                  /s/ KPMG LLP

Short Hills, New Jersey
March 31, 2004